                                                                  EXHIBIT (g)(2)

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch High Income Municipal Bond Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch High Income Municipal Bond Fund, Inc. as of August 31, 1998, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at August 31, 1998 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch High Income Municipal Bond Fund, Inc. as of August 31, 1998, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
October 8, 1998

SCHEDULE OF INVESTMENTS                                                                                     (in Thousands)

                   S&P     Moody's   Face                                                                         Value
State            Ratings   Ratings  Amount                       Issue                                          (Note 1a)
Alabama--1.7%      B+       NR*     $1,000    Brewton, Alabama, IDB, PCR, Refunding (Container
                                              Corporation American Project), 8% due 4/01/2009                    $1,134
                   CCC      Ca       5,500    Mobile, Alabama, IDB, Solid Waste Disposal, Revenue
                                              Refunding Bonds (Mobile Energy Services Co. Project),
                                              6.95% due 1/01/2020                                                 2,860

Arizona--6.0%      B        B2       3,000    Coconino County, Arizona, Pollution Control Corporation,
                                              Revenue Refunding Bonds (Tucson Electric Power--Navajo),
                                              AMT, Series A, 7.125% due 10/01/2032                                3,380
                   NR*      B1       4,600    Phoenix, Arizona, IDA, Airport Facilities Revenue Refunding
                                              Bonds (America West Airlines, Inc.), AMT, 6.30% due 4/01/2023       4,820
                                              Pima County, Arizona, IDA, Revenue Bonds:
                   NR*      NR*      1,235    (La Hacienda Project), 9.50% due 12/01/2016                         1,436
                   B        B2       3,500    (Tucson Electric Power Company Project), Series B,
                                              6% due 9/01/2029                                                    3,552
                                              Sedona, Arizona, Wastewater Municipal Property Corporation,
                                              Excise Tax Revenue Refunding Bonds (b):
                   AAA      Aaa      1,510    5.20%** due 7/01/2021                                                 483
                   AAA      Aaa      1,310    5.24%** due 7/01/2023                                                 379

Arkansas--0.5%     NR*      NR*      1,200    Little Rock, Arkansas, Capital Improvement Revenue Bonds
                                             (Parks and Recreational Projects), Series A, 5.80% due 1/01/2023     1,212

California--1.4%   AAA      Aaa     10,000    Foothill/Eastern Transportation Corridor Agency, California,
                                              Toll Road Revenue Bonds (Senior Lien), Series A, 5.775%**
                                              due 1/01/2028 (h)                                                   2,297
                   NR*      NR*      1,500    Long Beach, California, Redevelopment Agency, M/F Housing
                                              Revenue Bonds (Pacific Court Apartments), AMT, Issue B,
                                              6.80% due 9/01/2013 (f)                                               825

Colorado--4.6%     NR*      NR*      1,700    Colorado Post-Secondary Educational Facilities Authority
                                              Revenue Bonds (Colorado Ocean Journey Incorporated Project),
                                              8.30% due 12/01/2017                                                1,998
                                              Denver, Colorado, City and County Airport Revenue Bonds:
                   BBB     Baa1      2,000    AMT, Series D, 7.75% due 11/15/2013                                 2,524
                   AAA      NR*        500    Series A, 7.25% due 11/15/2002 (d)                                    573
                   NR*      NR*      3,000    Denver, Colorado, Urban Renewal Authority, Tax Increment
                                              Revenue Bonds (Downtown Denver), AMT, Series A, 7.75%
                                              due 9/01/2017                                                       3,356



PORTFOLIO ABBREVIATIONS


To simplify the listings of Merrill Lynch High Income Municipal Bond Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list below and at right.


AMT       Alternative Minimum Tax (subject to)
COP       Certificates of Participation
EDA       Economic Development Authority
GO        General Obligation Bonds
HFA       Housing Finance Agency
IDA       Industrial Development Authority
IDB       Industrial Development Board
IDR       Industrial Development Revenue Bonds
INFLOS    Inverse Floating Rate Municipal Bonds
M/F       Multi-Family
PCR       Pollution Control Revenue Bonds
RIB       Residual Interest Bonds
S/F       Single-Family
UT        Unlimited Tax
VRDN      Variable Rate Demand Notes

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                          August 31, 1998

SCHEDULE OF INVESTMENTS (continued)                                                                          (in Thousands)

                    S&P     Moody's   Face                                                                         Value
State             Ratings   Ratings  Amount                       Issue                                          (Note 1a)
Colorado                                       Mountain Village Metropolitan District, Colorado,
(concluded)                                    Refunding Bonds (San Miguel County), UT:
                    NR*      NR*     $1,350    8.10% due 12/01/2002 (d)                                           $1,579
                    NR*      NR*        650    8.10% due 12/01/2011                                                  744

Connecticut--1.6%   NR*      NR*      1,500    Connecticut State Health and Educational Facilities
                                               Authority Revenue Bonds (Edgehill Issue), Series A,
                                               6.875% due 7/01/2027                                                1,620
                    NR*      B1       1,830    New Haven, Connecticut, Facilities Revenue Bonds
                                               (Hill Health Corporation Project), 9.25% due 5/01/2017              2,036

Florida--2.2%       NR*      NR*      1,000    Arbor Greene, Florida, Community Development District,
                                               Special Assessment Revenue Bonds, 7.60% due 5/01/2018               1,089
                    A1+      VMIG1++  1,700    Dade County, Florida, IDA, PCR, Refunding (Florida Power &
                                               Light Company Project), VRDN, AMT, 3.60% due 4/01/2020 (a)          1,700
                    NR*      NR*      1,000    Grand Haven Community Development District, Florida,
                                               Special Assessment, Series B, 6.90% due 5/01/2019                   1,039
                    BBB      NR*        960    Jacksonville, Florida, Port Authority, IDR, Refunding
                                               (United States Gypsum Company Project), 7.25% due 10/01/2014        1,091
                    A1+      VMIG1++    300    Manatee County, Florida, PCR, Refunding (Florida Power &
                                               Light Co. Project), VRDN, 3.70% due 9/01/2024 (a)                     300

Georgia--3.9%       NR*      Aaa      2,450    Atlanta, Georgia, Urban Residential Finance Authority,
                                               College Facilities Revenue Bonds (Morris Brown College
                                               Project), 9.50% due 12/01/2001 (d)                                  2,933
                    NR*      NR*      1,950    Atlanta, Georgia, Urban Residential Finance Authority,
                                               M/F Housing Mortgage Revenue Bonds (Northside Plaza
                                               Apartments Project), 9.75% due 11/01/2020                           2,090
                    NR*      NR*      1,950    Hancock County, Georgia, COP, 8.50% due 4/01/2015                   2,253
                    NR*      NR*      1,430    Rockdale County, Georgia, Development Authority, Solid Waste
                                               Disposal Revenue Bonds (Visy Paper Inc. Project), AMT,
                                               7.40% due 1/01/2016                                                 1,551

Illinois--5.8%      BBB-     Baa2     4,000    Chicago, Illinois, O'Hare International Airport, Special
                                               Facilities Revenue Refunding Bonds (American Airlines Inc.
                                               Project), 8.20% due 12/01/2024                                      4,793
                    NR*      NR*      3,195    Illinois Development Finance Authority, Acquisition Program
                                               Revenue Bonds (Prime Health Care Centers Facilities),
                                               7.75% due 12/01/2016                                                3,586
                    NR*      NR*      2,000    Illinois Educational Facilities Authority Revenue Bonds
                                               (Chicago Osteopathic Health System), 7.25% due 11/15/2019 (d)       2,528
                    NR*      Baa1     1,250    Illinois Health Facilities Authority Revenue Bonds (Holy Cross
                                               Hospital Project), 6.75% due 3/01/2024                              1,373
                    BBB      NR*      1,000    Lansing, Illinois, Tax Increment Revenue Refunding Bonds
                                               (Sales Tax--Landings Redevelopment), 7% due 12/01/2008              1,114

Indiana--1.9%       A+       NR*      1,500    Indiana Bond Bank, Special Hospital Program (Hendricks
                                               Community Hospital), Series A, 7.125% due 4/01/2013                 1,655
                    AAA      Aaa      2,665    Indianapolis, Indiana, Gas Utility Revenue Refunding Bonds
                                               (Distribution Systems), Series A, 5% due 8/15/2024 (e)              2,619
                    A1+      Aaa        200    Rockport, Indiana, PCR, Refunding (AEP Generating Co.
                                               Project), VRDN, Series A, 3.70% due 7/01/2025 (a)(e)                  200

Iowa--0.9%          NR*      NR*      1,500    Iowa Finance Authority, Health Care Facilities, Revenue
                                               Refunding Bonds (Care Initiatives Project), 9.25% due
                                               7/01/2025                                                           2,029

Kentucky--2.0%      AAA      Aaa      3,900    Louisville, Kentucky, Hospital Revenue Bonds, INFLOS,
                                               9.161% due 10/30/2001 (b)(d)(g)                                     4,665

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                           August 31, 1998

SCHEDULE OF INVESTMENTS (continued)                                                                            (in Thousands)

                      S&P     Moody's    Face                                                                         Value
State               Ratings   Ratings   Amount                       Issue                                          (Note 1a)
Louisiana--3.1%        NR*       A3      $3,500    Lake Charles, Louisiana, Harbor and Terminal District,
                                                   Port Facilities Revenue Refunding Bonds (Trunkline LNG
                                                   Company Project), 7.75% due 8/15/2022                             $4,022
                       BB        NR*      3,000    Port New Orleans, Louisiana, IDR, Refunding (Continental
                                                   Grain Company Project), 7.50% due 7/01/2013                        3,384

Maryland--2.4%         NR*       NR*      5,000    Maryland State Energy Financing Administration, Limited
                                                   Obligation Revenue Bonds (Cogeneration--AES Warrior Run),
                                                   AMT, 7.40% due 9/01/2019                                           5,562

Massachusetts
-- 6.6%                NR*       NR*      1,145    Boston, Massachusetts, Industrial Development Financing
                                                   Authority, Solid Waste Disposal Facility Revenue Bonds
                                                   (Jet-A-Way Project), AMT, 10.50% due 1/01/2011                     1,277
                       NR*       Ba2        265    Lawrence, Massachusetts, GO, 9.875% due 12/15/1998                   269
                                                   Massachusetts State Health and Educational Facilities Authority
                                                   Revenue Bonds (New England Memorial Hospital Project):
                       NR*       Caa      3,000    Refunding, Series B, 6.125% due 7/01/2013                          2,892
                       NR*       B        1,720    Series C, 7% due 4/01/2014                                         1,770
                                                   Massachusetts State Industrial Finance Agency Revenue Bonds:
                       NR*       Ba2      1,675    (Bay Cove Human Services Inc.), 8.375% due 4/01/2019               1,984
                       BBB       Ba1      1,600    (Vinfen Corporation), 7.10% due 11/15/2018                         1,775
                       NR*       NR*      5,000    Massachusetts State Port Authority, Special Project Revenue
                                                   Bonds (Harborside Hyatt), AMT, 10% due 3/01/2026                   5,571

Mississippi--1.1%      NR*       NR*      2,375    Mississippi Development Bank, Special Obligation Refunding
                                                   Bonds (Diamond Lakes Utilities), Series A, 6.25% due 12/01/2017    2,455

New Jersey--12.0%                                  Camden County, New Jersey, Improvement Authority, Lease
                                                   Revenue Bonds (Holt Hauling & Warehousing), Series A:
                       BB-       NR*      4,600    9.625% due 1/01/2011                                               5,791
                       BB-       NR*      2,000    9.875% due 1/01/2021                                               2,548
                                                   Camden County, New Jersey, Pollution Control Financing
                                                   Authority, Solid Waste Resource Recovery Revenue Bonds:
                       B-        B2       6,000    AMT, Series A, 7.50% due 12/01/2010                                6,004
                       B-        B2       4,000    Series D, 7.25% due 12/01/2010                                     4,032
                       NR*       NR*      2,000    New Jersey EDA, First Mortgage Revenue Bonds
                                                   (Franciscan Oaks Project), 5.75% due 10/01/2023                    2,042
                       NR*       NR*      1,500    New Jersey EDA, IDR, Refunding (Newark Airport Marriott Hotel),
                                                   7% due 10/01/2014                                                  1,670
                       NR*       NR*      3,750    New Jersey EDA, Revenue Bonds (Kapkowski Road Landfill),
                                                   Series A, 6.375% due 4/01/2031                                     3,750
                       BB-       Ba2      2,000    New Jersey EDA, Special Facility Revenue Bonds (Continental
                                                   Airlines Inc. Project), AMT, 5.50% due 4/01/2028                   2,012

New Mexico--2.9%                                   Farmington, New Mexico, PCR, Refunding (Public Service Co.):
                       BB+       Ba1      4,500    Series B, 5.80% due 4/01/2022                                      4,633
                       BB+       Ba1      1,000    Series C, 5.80% due 4/01/2022                                      1,025
                       B         B2       1,000    Farmington, New Mexico, PCR (Tucson Electric Power Co.--
                                                   San Juan), Series A, 6.95% due 10/01/2020                          1,127

New York--4.4%         A-        A3         310    New York City, New York, GO, UT, Series C, Sub-Series C-1,
                                                   7.50% due 8/01/2021                                                  350
                                                   Port Authority of New York and New Jersey, Special Obligation
                                                   Revenue Bonds (Special Project--KIAC), AMT, Series 4:
                       NR*       NR*      1,000    3rd Installment, 7% due 10/01/2007                                 1,136
                       NR*       NR*      2,750    5th Installment, 6.75% due 10/01/2019                              3,043
                       NR*       NR*      2,000    Utica, New York, IDA, Civic Facilities Revenue Bonds
                                                   (Utica College Project), Series A, 5.75% due 8/01/2028             2,021

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                           August 31, 1998

SCHEDULE OF INVESTMENTS (continued)                                                                             (in Thousands)
                      S&P     Moody's   Face                                                                         Value
State               Ratings   Ratings  Amount                       Issue                                          (Note 1a)
New York                                          Utica, New York, Public Improvement Bonds, UT:
(concluded)           CCC       B2        $635    8.50% due 8/15/2007                                                 $744
                      CCC       B2         635    8.50% due 8/15/2008                                                  744
                      CCC       B2         500    8.50% due 8/15/2009                                                  586
                      CCC       B2         500    8.50% due 8/15/2010                                                  585
                      CCC       B2         500    8.50% due 8/15/2011                                                  585
                      CCC       B2         500    8.50% due 8/15/2012                                                  585

Ohio--5.2%            BB-       Ba2      5,000    Cleveland, Ohio, Airport Special Revenue Refunding Bonds
                                                  (Continental Airlines, Inc.), AMT, 5.70% due 12/01/2019 (j)        5,017
                      NR*       NR*      2,500    Franklin County, Ohio, Health Care Facilities, Revenue
                                                  Refunding Bonds (Ohio Presbyterian Services), 5.50%
                                                  due 7/01/2017                                                      2,516
                      AAA       Aaa      1,500    Ohio HFA, S/F Mortgage Revenue Bonds, RIB, AMT, Series A-2,
                                                  9.821% due 3/24/2031 (c)(g)                                        1,684
                      NR*       NR*      3,000    Ohio State Water Development Authority, Solid Waste Disposal
                                                  Revenue Bonds (Bay Shore Power Project), AMT, Series A,
                                                  5.875% due 9/01/2020                                               3,060

Oregon--2.3%          NR*       Baa2     2,000    Oregon State, Economic Development Revenue Refunding Bonds
                                                  (Georgia Pacific Corporation Project), Series 183, 5.70%
                                                  due 12/01/2025                                                     2,081
                      NR*       NR*      1,000    Western Generation Agency, Oregon, Cogeneration Project
                                                  Revenue Bonds (Wauna Cogeneration Project), AMT, Series B,
                                                  7.40% due 1/01/2016                                                1,103
                      B+        NR*      1,955    Yamhill County, Oregon, PCR, Refunding (Smurfit Newsprint
                                                  Corporate Project), 8% due 12/01/2003                              2,187

Pennsylvania--10.5%                               Lehigh County, Pennsylvania, General Purpose Authority
                                                  Revenue Bonds:
                      NR*       NR*      2,000    Refunding (Kidspeace Obligation Group), 6% due 11/01/2023          2,000
                      NR*       NR*      2,000    (Wiley House Kids Peace), 8.75% due 11/01/1999 (d)                 2,155
                      BBB-      NR*      5,000    McKean County, Pennsylvania, Hospital Authority Revenue Bonds
                                                  (Bradford Hospital Project), 8.875% due 10/01/2020                 5,581
                      BBB-      Baa2     2,500    Pennsylvania Economic Development Financing Authority,
                                                  Exempt Facilities Revenue Bonds (MacMillan Limited
                                                  Partnership Project), AMT, 7.60% due 12/01/2020                    2,776
                      NR*       NR*      5,000    Pennsylvania Economic Development Financing Authority,
                                                  Recycling Revenue Bonds (Ponderosa Fibres Project), AMT,
                                                  Series A, 9.25% due 1/01/2022                                      3,600
                      NR*       NR*      1,625    Philadelphia, Pennsylvania, Authority for IDR, Health Care
                                                  Facilities Revenue Bonds (Pauls Run), Series A, 5.875%
                                                  due 5/15/2028                                                      1,646
                      NR*       NR*      5,000    Philadelphia, Pennsylvania, Authority for IDR, Refunding
                                                  (Commercial Development--Philadelphia Airport),
                                                  AMT, 7.75% due 12/01/2017                                          5,657
                      A1+       VMIG1++    900    Philadelphia, Pennsylvania, Hospitals and Higher Education
                                                  Facilities Authority, Hospital Revenue Bonds (Children's
                                                  Hospital of Philadelphia Project), VRDN, Series A, 3.65%
                                                  due 3/01/2027 (a)                                                    900
                      A1+       NR*        200    Schuylkill County, Pennsylvania, IDA, Resource Recovery
                                                  Revenue Refunding Bonds (Northeastern Power Company),
                                                  VRDN, Series A, 3.70% due 12/01/2022 (a)                             200

South                 NR*       NR*      3,200    South Carolina Jobs EDA, Health Facilities Revenue Refunding
Carolina--1.4%                                    Bonds (First Mortgage--Lutheran Homes), 5.65% due 5/01/2018        3,190

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                           August 31, 1998

SCHEDULE OF INVESTMENTS (concluded)                                                                             (in Thousands)

                     S&P     Moody's   Face                                                                         Value
State              Ratings   Ratings  Amount                       Issue                                          (Note 1a)
                           C>
Texas--7.6%        BBB-    Baa2    $3,000    Dallas--Fort Worth, Texas, International Airport Facilities
                                             Improvement Corporation Revenue Bonds (American Airlines,
                                             Inc.), AMT, 7.25% due 11/01/2030                                       $3,333
                   A1+     NR*        500    Harris County, Texas, Health Facilities Development Corporation,
                                             Hospital Revenue Bonds (Methodist Hospital), VRDN, 3.65%
                                             due 12/01/2025 (a)                                                        500
                   BB      Baa3     3,000    Houston, Texas, Airport System Revenue Bonds, Special Facilities
                                             (Continental Airlines Airport Improvement), AMT, Series C,
                                             6.125% due 7/15/2027                                                    3,160
                   BB-     Ba1      6,500    Lower Colorado River Authority, Texas, PCR (Samsung Austin
                                             Semiconductor), AMT, 6.375% due 4/01/2027                               6,821
                   BBB     Aaa      3,270    Odessa, Texas, Junior College District, Revenue Refunding
                                             Bonds, Series A, 8.125% due 6/01/2005 (d)                               4,052
                   NR*     VMIG1++    100    Port Arthur, Texas, Navigational District, PCR, Refunding
                                             (Texaco Incorporated Project), VRDN, 3.70% due 10/01/2024 (a)             100

Utah--3.0%         AAA     Aaa      3,000    Salt Lake City, Utah, Hospital Revenue Refunding Bonds
                                             (IHC Hospitals, Incorporated), INFLOS, 9.768% due
                                             5/15/2020 (e)(g)(i)                                                     3,540
                   NR*     NR*      3,200    Tooele County, Utah, PCR, Refunding (Laidlaw Environmental),
                                             AMT, Series A, 7.55% due 7/01/2027                                      3,565

Vermont--0.7%      NR*     NR*      1,500    Vermont Educational and Health Buildings Financing Agency
                                             Revenue Bonds (College of Saint Joseph's Project), 8.50%
                                             due 11/01/2024                                                          1,735

Virginia--5.9%     NR*     NR*      2,500    Dulles Town Center Community Development Authority, Virginia,
                                             Special Assessment Tax Bonds (Dulles Town Center Project),
                                             6.25% due 3/01/2026                                                     2,550
                   NR*     NR*      2,000    Pittsylvania County, Virginia, IDA, Multi-Trade Revenue Bonds,
                                             AMT, Series A, 7.50% due 1/01/2014                                      2,220
                                             Pocahontas Parkway Association, Virginia, Connector Toll Road
                                             Revenue Bonds (Route 895):
                   NR*     Ba1      5,500    First Tier, Sub-Series C, 6.25%** due 8/15/2027                           941
                   NR*     Ba1      9,000    First Tier, Sub-Series C, 6.25%** due 8/15/2035                           941
                   BBB-    Baa3    48,400    Senior Series B, 5.95%** due 8/15/2031                                  7,149

Total Investments (Cost--$221,351)--101.6%                                                                         237,350

Liabilities in Excess of Other Assets--(1.6%)                                                                       (3,637)
                                                                                                                  --------
Net Assets--100.0%                                                                                                $233,713
                                                                                                                  ========

(a) The interest rate is subject to change periodically based upon the prevailing market rate. The interest rate shown is the rate in effect at August 31, 1998.
(b) MBIA Insured.
(c) GNMA Collateralized.
(d) Prerefunded.
(e) AMBAC Insured.
(f) Non-income producing security.
(g) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at August 31, 1998.
(h) FSA Insured.
(i) Escrowed to maturity.
(j) This issue will begin to accrue interest on September 2, 1999.
  * Not Rated.
 ** Represents a zero coupon bond; the interest rate shown is the effective yield at the time of purchase by the Fund.
 ++ Highest short-term rating by Moody's Investors Service, Inc.

Ratings of issues shown have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                       August 31, 1998

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of August 31, 1998
Assets:             Investments, at value (identified cost--$221,351,279) (Note 1a)                         $237,349,661
                    Cash                                                                                          11,422
                    Receivables:
                      Interest                                                               $4,289,292
                      Capital shares sold                                                       259,155
                      Securities sold                                                            24,735        4,573,182
                                                                                           ------------
                    Prepaid registration fees and other assets (Note 1e)                                          11,741
                                                                                                            ------------
                    Total assets                                                                             241,946,006
                                                                                                            ------------

Liabilities:        Payables:
                      Securities purchased                                                    7,528,018
                      Dividends to shareholders (Note 1f)                                       349,726
                      Investment adviser (Note 2)                                               176,825
                      Administration (Note 2)                                                    46,533        8,101,102
                                                                                           ------------
                    Accrued expenses and other liabilities                                                       131,996
                                                                                                            ------------
                    Total liabilities                                                                          8,233,098
                                                                                                            ------------

Net Assets:         Net assets                                                                              $233,712,908
                                                                                                            ============

Net Assets          Common stock, $.10 par value, 200,000,000 shares authorized                               $2,040,007
Consist of:         Paid-in capital in excess of par                                                         211,463,225
                    Undistributed realized capital gains on investments--net                                   4,211,294
                    Unrealized appreciation on investments--net                                               15,998,382
                                                                                                            ------------
                    Net assets--Equivalent to $11.46 per share based on 20,400,072 shares of
                    capital outstanding                                                                     $233,712,908
                                                                                                            ============

                    See Notes to Financial Statements.

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                      August 31, 1998

FINANCIAL INFORMATION (continued)

Statement of Operations
                                                                                                      For the Year Ended
                                                                                                         August 31, 1998
Investment Income   Interest and amortization of premium and discount earned                                 $15,444,485
(Note 1d):

Expenses:           Investment advisory fees (Note 2)                                        $2,144,677
                    Administrative fees (Note 2)                                                564,389
                    Professional fees                                                           129,192
                    Transfer agent fees (Note 2)                                                108,285
                    Printing and shareholder reports                                             85,183
                    Advertising                                                                  68,007
                    Accounting services (Note 2)                                                 60,910
                    Registration fees (Note 1e)                                                  53,341
                    Listing fees                                                                 42,491
                    Directors' fees and expenses                                                 28,561
                    Custodian fees                                                               21,965
                    Pricing services                                                             16,312
                    Other                                                                         7,711
                                                                                           ------------
                    Total expenses                                                                             3,331,024
                                                                                                            ------------
                    Investment income--net                                                                    12,113,461
                                                                                                            ------------

Realized &          Realized gain on investments--net                                                          5,912,960
Unrealized          Change in unrealized appreciation on investments--net                                        (11,712)
Gain (Loss) on                                                                                              ------------
Investments--Net    Net Increase in Net Assets Resulting from Operations                                     $18,014,709
(Notes 1b, 1d & 3):                                                                                         ============


                    See Notes to Financial Statements.

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                      August 31, 1998

FINANCIAL INFORMATION (continued)

Statements of Changes in Net Assets
                                                                                                    For the Year
                                                                                                  Ended August 31,
Increase (Decrease) in Net Assets:                                                             1998             1997
Operations:         Investment income--net                                                  $12,113,461      $11,970,201
                    Realized gain on investments--net                                         5,912,960        4,093,259
                    Change in unrealized appreciation on investments--net                       (11,712)       4,045,233
                                                                                           ------------     ------------
                    Net increase in net assets resulting from operations                     18,014,709       20,108,693
                                                                                           ------------     ------------

Dividends &         Investment income--net                                                  (12,113,461)     (11,970,201)
Distributions to    Realized gain on investments--net                                        (3,774,165)        (680,014)
Shareholders                                                                               ------------     ------------
(Note 1f):          Net decrease in net assets resulting from dividends
                    and distributions to shareholders                                       (15,887,626)     (12,650,215)
                                                                                           ------------     ------------

Capital Share       Net increase in net assets derived from capital
Transactions        shares transactions                                                      19,965,690        4,609,228
(Note 4):                                                                                  ------------     ------------

Net Assets:         Total increase in net assets                                             22,092,773       12,067,706
                    Beginning of year                                                       211,620,135      199,552,429
                                                                                           ------------     ------------
                    End of year                                                            $233,712,908     $211,620,135
                                                                                           ============     ============


                    See Notes to Financial Statements.

Merrill Lynch High Income Municipal Bond Fund, Inc.                                                      August 31, 1998

FINANCIAL INFORMATION (concluded)

Financial Highlights

The following per share data and ratios have been derived from information provided in the financial statements.

For the Year Ended August 31,
Increase (Decrease) in Net Asset Value:                                  1998      1997      1996      1995       1994
Per Share           Net asset value, beginning of  year               $  11.34   $  10.94  $  10.97  $  10.92   $  11.44
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .61        .65       .66       .65        .65
                    Realized and unrealized gain (loss) on
                    investments--net                                       .32        .44      (.03)      .23       (.45)
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                       .93       1.09       .63       .88        .20
                                                                      --------   --------  --------  --------   --------
                    Less dividends and distributions:
                      Investment income--net                              (.61)      (.65)     (.66)     (.65)      (.65)
                      Realized gain on investments--net                   (.20)      (.04)       --      (.15)      (.07)
                      In excess of realized gain on
                      investments--net                                      --         --        --      (.03)        --
                                                                      --------   --------  --------  --------   --------
                    Total dividends and distributions                     (.81)      (.69)     (.66)     (.83)      (.72)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                        $11.46     $11.34     10.94    $10.97     $10.92
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                    8.43%     10.20%     5.81%     8.68%      1.75%
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                              1.48%      1.44%     1.50%     1.52%      1.48%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                                5.37%      5.83%     5.90%     6.11%      5.81%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of  year (in thousands)           $233,713   $211,620  $199,552  $198,575   $212,958
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                   36.45%     43.07%    28.54%    21.28%     28.51%
                                                                      ========   ========  ========  ========   ========



* Total investment returns exclude the effect of the early withdrawal charge, if any. The Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.

See Notes to Financial Statements.

Merrill Lynch High Income Municipal Bond Fund, Inc.              August 31, 1998


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Merrill Lynch High Income Municipal Bond Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Municipal bonds and other portfolio securities in which the Fund invests are traded primarily in the over-the-counter municipal bond and money markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Options, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges or, lacking any sales, at the last available bid price. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Fund may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Options--The Fund is authorized to write covered call options and purchase put and call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

Merrill Lynch High Income Municipal Bond Fund, Inc.              August 31, 1998


(e) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and

Transactions with Affiliates:

The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of 0.95% of the Fund's average daily net assets.

The Fund also has entered into an Administrative Services Agreement with MLAM whereby the Fund pays a monthly fee at an annual rate of 0.25% of the Fund's average daily net assets, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

For the year ended August 31, 1998, Merrill Lynch Funds Distributor ("MLFD"), a division of Princeton Funds Distributor, Inc. ("PFD"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc., earned early withdrawal charges of $50,316 relating to the tender of the Fund's shares.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.
Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, FDS, PFD, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended August 31, 1998 were $105,326,726 and $80,873,778, respectively.

Net realized gains for the year ended August 31, 1998 and net unrealized gains as of August 31, 1998 were as follows:

                                     Realized     Unrealized
                                      Gains         Gains
Long-term investments              $5,912,960    $15,998,382
                                   ----------   ------------
Total                              $5,912,960    $15,998,382
                                   ==========   ============

As of August 31, 1998, net unrealized appreciation for Federal income tax purposes aggregated $15,998,382, of which $19,930,612 related to appreciated securities and $3,932,230 related to depreciated securities. The aggregate cost of investments at August 31, 1998 for Federal income tax purposes was $221,351,279.

4. Capital Shares Transactions:

Transactions in capital shares were as follows:


For the Year Ended                                  Dollar
August 31, 1998                       Shares        Amount
Shares sold                         3,217,057    $36,818,498
Shares issued to share-
holders in reinvestment of
dividends and distributions           584,495      6,683,580
                                 ------------   ------------
Total issued                        3,801,552     43,502,078
Shares tendered                    (2,056,458)   (23,536,388)
                                 ------------   ------------
Net increase                        1,745,094    $19,965,690
                                 ============   ============


For the Year Ended                                  Dollar
August 31, 1997                       Shares        Amount
Shares sold                         2,126,310    $23,757,046
Shares issued to share-
holders in reinvestment
of dividends and
distributions                         447,856      4,995,614
                                 ------------   ------------
Total issued                        2,574,166     28,752,660
Shares tendered                    (2,153,158)   (24,143,432)
                                 ------------   ------------
Net increase                          421,008     $4,609,228
                                 ============   ============